UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 15, 2003

Mercer Insurance Group, Inc..
(Exact name of registrant as specified in its charter)

Pennsylvania	333-104897	23-2934601
(State or other jurisdiction of) incorporation	(Commission File Number)	(IRS Employer Ident. No.)

10 North Highway 31, Pennington, New Jersey		08534
(Address of principal executive offices)		(Zip Code)

(609) 737-0426
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Item 5.            Other Events.

The Company’s press release, dated December 15, 2003, announcing the successful completion of the conversion of Mercer Mutual Insurance Company from mutual to stock form and the completion of its public offering is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 7.            Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are filed herewith:

99.1         Press Release, dated December 15, 2003, of Mercer Insurance Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercer Insurance Group, Inc.

Dated: December 15, 2003	/s/ Andrew R. Speaker
Andrew R. Speaker
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 15, 2003, of Mercer Insurance Group, Inc.